UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2025
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INTEGRAL AD SCIENCE HOLDING CORP.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40557 (Commission File Number)	83-0731995 (IRS Employer Identification Number)

12 E 49th Street, 20th Floor New York, NY 10017
(Address of principal executive offices)

646 278-4871
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	IAS	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Tania Secor, the former Chief Financial Officer of Integral Ad Science Holding Corp. (the “Company”) departed the Company on January 3, 2025. In connection with Ms. Secor’s separation, on January 30, 2025, Integral Ad Science, Inc., a subsidiary of the Company, and Ms. Secor entered into a Separation Agreement and Release of Claims (the “Agreement”).

Subject to Ms. Secor’s non-revocation of the Agreement and continued compliance with its terms, Ms. Secor will receive the following separation payments and benefits: (i) severance pay in an amount equal to 12 months of Ms. Secor’s base salary, less all required or authorized taxes, withholdings and deductions, payable over the 12-month period beginning on the second regular payroll date following the Effective Date (as defined in the Agreement) in accordance with the Company’s regular payroll practices; (ii) Ms. Secor’s 2024 annual bonus based on actual performance (paid out at not more than 100% of target and not less than 85% of target) to be paid at the time bonuses are paid to other executives of the Company (but no later than March 15, 2025); (iii) subject to Ms. Secor’s timely election of continuation coverage under COBRA, the full cost of Ms. Secor’s COBRA premiums for the 12-month period immediately following January 3, 2025; (iv) the cost of Ms. Secor’s third-party coaching services through March 2025; (v) the market stock units granted to Ms. Secor pursuant to the market stock unit award agreement dated December 5, 2022 (the “2022 MSU Award Agreement”) scheduled to vest on March 5, 2025 and June 5, 2025 will remain outstanding and eligible to vest pursuant to the terms of the 2022 MSU Award Agreement; (vi) the market stock units granted to Ms. Secor pursuant to the market stock unit award agreement dated April 3, 2023 (the “2023 MSU Award Agreement”) scheduled to vest on January 3, 2025, April 3, 2025 and July 3, 2025 will remain outstanding and eligible to vest pursuant to the terms of the 2023 MSU Award Agreement; and (vii) the market stock units granted to Ms. Secor pursuant to the market stock unit award agreement dated April 1, 2024 (the “2024 MSU Award Agreement”) scheduled to vest on April 1, 2025 and July 1, 2025 will remain outstanding and eligible to vest pursuant to the terms of the 2024 MSU Award Agreement. Any equity that remains unvested will be forfeited without consideration and any other vested equity held by Ms. Secor remains subject to the terms and conditions of the applicable award agreement and the Company’s 2021 Omnibus Incentive Plan.

The Agreement includes a customary release of claims by Ms. Secor in favor of the Company and its affiliates, as well as other customary provisions relating to confidentiality, restrictive covenants and future cooperation.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Separation Agreement and Release of Claims, dated as of January 30, 2025, by and between Integral Ad Science, Inc. and Tania Secor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2025

INTEGRAL AD SCIENCE HOLDING CORP.

By:	/s/ Lisa Utzschneider
Name:	Lisa Utzschneider
Title:	Chief Executive Officer (Principal Executive Officer)